EXHIBIT 21.1

LIST OF REGISTRANT’S SUBSIDIARIES

State or other jurisdiction of incorporation

Baccarat Silicon, Inc.

Bay Semiconductor, Inc.

Integrated Device Technology Asia Limited

IDT Asia, Limited

IDT Canada Inc.

IDT Canada Holdings Inc.

IDT Design Australia Pty Ltd.

IDT Europe Limited

I.D.T. France S.A.R.L.

IDT Foreign Sales Corporation

Integrated Device Technology International Holdings, Inc.

Integrated Device Technology, Inc. Cayman Islands Corporation

Integrated Device Technology (Philippines), Ltd.

IDT Integrated Device Technology AB (Sweden)

Integrated Device Technology GmbH

Integrated Device Technology (Israel) Ltd.

Integrated Device Technology S.r.l.

Integrated Device Technology Korea, Inc.

Integrated Device Technology (Malaysia) SDN. BHD

Integrated Device Technology Realty Holdings, Inc.

Integrated Device Technology Holding Inc.

Integrated Device Technology (Philippines), Inc.

Integrated Device Technology Singapore (1997) Pte Ltd

Newave Semiconductor Corp.

IDT-Newave Technology (Shanghai) Co., Ltd.

Nippon IDT K.K.

California

California

Hong Kong

Hong Kong

Canada

Canada

Australia

United Kingdom

France

Barbados

California

Cayman Islands

Cayman Islands

Sweden

Germany

Israel

Italy

Korea

Malaysia

Philippines

Philippines

Philippines

Singapore

California

China

Japan